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                                                                    Exhibit 99.1

                                  NEWS RELEASE
                                 April 30, 2003

                             KANKAKEE BANCORP, INC.

              310 South Schuyler Avenue
              P.O. Box 3                                 (815) 937-4440
              Kankakee, IL  60901-0003            Fax:   (815) 937-3674

For more information contact:                     For Immediate Release
         Michael A. Griffith, Chairman                   (203) 863-0035

                        Kankakee Bancorp, Inc. Announces
                           Dividend and Other Matters

Kankakee, Illinois......(April 30, 2003) Kankakee Bancorp, Inc. (AMEX:KNK),
announced today that at the annual meeting of stockholders held on April 25, 2003 the stockholders re-elected Mark L. Smith and Wesley E. Walker to serve as directors until their terms expire in 2006, ratified the adoption of both the 2003 Stock Incentive Plan and the Non-Employee Deferred Compensation Plan, and ratified the audit committee's selection of McGladrey & Pullen, LLP to serve as independent auditors for 2003.

The Company also announced that the board approved a cash dividend for the second quarter of 2003. The dividend of fifteen cents per share will be paid on May 30, 2003 to stockholders of record on May 14, 2003.

In addition, the Company stated that Larry D. Huffman's previously announced resignation as President, Chief Executive Officer and director of the Company and KFS Bank, F.S.B. will be effective on April 30, 2003. Carol Hoekstra, the Company's Executive Vice President, will serve as the Company's and the Bank's principal executive officer until a successor is found. The Company is continuing its process of conducting a search for a new Chief Executive Officer.

"We are thankful for the years of service that Larry has given to Kankakee Bancorp, KFS Bank and the community," stated Michael A. Griffith, Chairman of Kankakee Bancorp. "Larry requested that he move on at this time to be able to pursue other opportunities. He has agreed to remain available to us over the next couple of months on a consulting basis. We are committed to continue to improve our overall performance and increase our efficiency and profitability, as well as enhance stockholder value, initiatives that were forwarded under Larry's guidance."

In an effort to have more equity participation by the Company's directors, the Company also announced the board's adoption of the Kankakee Bancorp, Inc. 2003 Directors Short Term Stock Incentive Plan. Under the plan, each continuing director will receive an option to purchase up to 2,500 shares of common stock at or above market value. If a director exercises all of his or her options, then the director will have the opportunity to exercise any options that were not exercised by other directors. The plan covers options to purchase an aggregate of 15,000 shares of

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                                                                    Exhibit 99.1

common stock. The exercise price for the options is the greater of $40.02 or the trading price of the Company's common stock on the day of the exercise. The options are immediately exercisable and the options must be exercised before the end of business on May 13, 2003.

     Kankakee Bancorp, Inc., and KFS Bank, F.S.B., are headquartered in Kankakee, Illinois, which is 60 miles directly south of downtown Chicago. In addition to its main office, the Bank operates fourteen offices in the following Illinois communities: Ashkum, Bourbonnais, Bradley, Braidwood, Champaign, Coal City (2), Diamond, Dwight, Herscher, Manteno, Momence and Urbana.

                                      # # #

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

This document (including information incorporated by reference) contains, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the company. Forward-looking statements, which may be based upon belies, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as "believe," "expect," "anticipate," "plan," "intend," "estimate," "may," "will," "would," "could," "should" or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (I) the strength of the local and national economy; (ii) the economic impact of terrorist threats or attacks; (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business;
(iv) changes in interest rates and prepayment rates of the Company's assets: (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions; (x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.